Exhibit 10.3
FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II
(effective January 1, 2014)
FIRST AMENDMENT to the FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.
WITNESSETH
WHEREAS, the Plan was effective January 1, 2014;
WHEREAS, the Corporation now desires to amend the Plan to change the exceptions to the requirement that a participant be employed on the last day of the plan year in order to share in an allocation of certain of the Supplemental Benefit Credits;
WHEREAS, Section 7.1 of the Plan permits the Corporation to amend the Plan; and
WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.
NOW THEREFORE, the Plan is amended as set forth below effective January 1, 2015.
Section 2.24 of the Plan is amended in its entirety to read as follows:
“2.24     Qualifying Termination. A Participant’s termination of employment with an Employer on account of any of the following:
(a)     Retirement, which for this purpose means termination of employment on or after attainment of age 62 or on or after attainment of age 55 with at least 10 years of service (determined using a calculated service date that is based on original hire date as an employee of the Employer and/or previous service as an employee of the Employer); or
(b)     Involuntary termination of employment by the Employer unless the Participant:
(A)     is terminated for chronic unexcused absenteeism, disruptive behavior, refusal to perform assigned duties, or other lack of good faith efforts to perform to the best of his or her ability; or
(B)     is terminated for engaging in Significant Misconduct. For purposes of this Section 2.24 Significant Misconduct includes, but is not limited to:

1

• Dishonesty, theft, fraud, breach of trust or fiduciary duty, or destruction of property;
• Insider trading or abuse, or other violation of law, including violations of certain laws dealing with financial institutions;
• Conviction (including any plea of nolo contendre) of a crime involving violence, theft, or fraud, whether related to the Corporation or not;
• Harassment, discrimination or retaliation in violation of applicable policy or law;
• Disclosure or misuse of Confidential Information (as that term is defined in Corporation policy, the Code of Conduct, or a restrictive covenant and/or confidentiality agreement between the Participant and the Corporation); or
• Other misconduct, such as a violation of any written policy of the Corporation that results in termination of employment.”

IN WITNESS WHEREOF, the Federal Home Loan Mortgage Corporation has caused this FIRST AMENDMENT to the FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II to be executed by its duly authorized officer this 3rd day of August, 2015.
FEDERAL HOME LOAN MORTGAGE     CORPORATION

By: /s/ Daniel Scheinkman
Daniel Scheinkman
Vice President – Compensation and Benefits

ATTEST:
/s/ Alicia S. Myara
Alicia S. Myara, Assistant Secretary

2